SCHEDULE A TO INVESTMENT ADVISORY AGREEMENT

Each portfolio of Ohio National Fund, Inc. shall pay fees to Ohio National Investments, Inc. computed at the following rates as provided in Paragraph 7 of the Agreement:

ON Janus Henderson Venture Portfolio	ON BlackRock Advantage Large Cap Value Portfolio
0.80% of first $150 million	0.67% of first $500 million
0.75% of next $150 million	0.65% over $500 million
0.70% of next $300 million
0.65% over $600 million	ON Foreign Portfolio
0.72% of first $200 million
ON Janus Henderson Enterprise Portfolio	0.70% of next $800 million
0.85% of first $100 million	0.66% over $1 billion
0.80% of next $100 million
0.75% of next $300 million	ON Federated High Income Bond Portfolio
0.70% over $500 million	0.75% of first $75 million
0.70% of next $75 million
ON Janus Henderson Forty Portfolio	0.65% of next $75 million
0.73% of first $100 million	0.60% over $225 million
0.68% of next $400 million
0.63% over $500 million	ON Nasdaq-100® Index Portfolio
0.40% of first $100 million
ON S&P 500® Index Portfolio	0.35% of next $150 million
0.40% of first $100 million	0.33% over $250 million
0.35% of next $150 million
0.33% over $250 million	ON BlackRock Advantage Small Cap Growth Portfolio
0.78% of first $100 million
ON BlackRock Advantage Large Cap Core Portfolio	0.75% of next $400 million
0.64% of first $500 million	0.70% over $500 million
0.62% over $500 million
ON S&P MidCap 400® Index Portfolio
ON Bond Portfolio	0.40% of first $100 million
0.60% of first $100 million	0.35% of next $150 million
0.50% of next $150 million	0.33% over $250 million
0.45% of next $250 million
0.40% of next $500 million	ON BlackRock Advantage Large Cap Growth Portfolio
0.30% of next $1 billion	0.66% of first $500 million
0.25% over $2 billion	0.64% over $500 million

ON BlackRock Balanced Allocation Portfolio	ON Risk Managed Balanced Portfolio
0.58% of first $100 million	0.90% of first $500 million
0.50% of next $150 million	0.75% over $500 million
0.45% of next $250 million
0.40% of next $500 million	ON Conservative Model Portfolio
0.30% of next $1 billion	ON Moderately Conservative Model Portfolio
0.25% over $2 billion	ON Balanced Model Portfolio
ON Moderate Growth Model Portfolio
ON International Equity Portfolio	ON Growth Model Portfolio
0.72% of first $200 million	0.40% of the average daily net assets
0.70% of next $800 million
0.66% over $1 billion

Agreed and accepted as of December 6, 2019.

OHIO NATIONAL FUND, INC.	OHIO NATIONAL INVESTMENTS, INC.

/s/ Michael DeWeirdt	/s/ Gary Rodmaker
Michael DeWeirdt, President	Gary Rodmaker, President

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